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                                                                    EXHIBIT 5.01

                         SIDLEY AUSTIN BROWN & WOOD LLP

    BEIJING                      BANK ONE PLAZA              LOS ANGELES
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                             TELEPHONE 312 853 7000
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                                 www.Sidley.Com
     DALLAS                                                    SHANGHAI
                                  FOUNDED 1866
     GENEVA                                                   SINGAPORE

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     LONDON                                                WASHINGTON, D.C.

WRITER'S DIRECT NUMBER                                   WRITER'S E-MAIL ADDRESS
   (312) 853-7000

                                                                    EXHIBIT 5.01

                                [FORM OF OPINION]

                                June ______, 2005

Man Investments (USA) Corp.
         as Managing Member of Man-AHL 130, LLC
123 North Wacker Drive, 28th Floor
Chicago, Illinois  60606

            Re: Man-AHL 130, LLC
                Units of Limited Liability Company Interest (the "Units")

Dear Sir or Madam:

            We refer to the Registration Statement on Form S-1 (the "Registration Statement") filed by Man-AHL 130, LLC, a Delaware limited liability company (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on or about June ______, 2005, relating to the registration of an offering of four classes of units in the Company (the "Units"), as set forth on the cover page of the Registration Statement and described in the prospectus included therewith (the "Prospectus").

            We are familiar with the proceedings to date with respect to the proposed issuance and sale of the Units pursuant to the Prospectus and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

            For purposes of rendering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

   SIDLEY AUSTIN BROWN & WOOD LLP IS AN ILLINOIS LIMITED LIABILITY PARTNERSHIP PRACTICING IN AFFILIATION WITH OTHER SIDLEY AUSTIN BROWN & WOOD PARTNERSHIPS

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SIDLEY AUSTIN BROWN & WOOD LLP                                          CHICAGO
Man Investments (USA) Corp.
June __, 2005
Page 2

            Based on the foregoing, we are of the opinion that:

            1. The Company has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (the "Delaware Act").

            2. The Company has taken all necessary action required to be taken by it to authorize the issuance and sale of the Units to the members of the Company (the "Members") and to authorize the admission to the Company of the Members as members of the Company.

            3. Assuming (i) the due authorization, execution and delivery to the Managing Member or its delegate of a subscription agreement (the "Subscription Agreement") by each subscriber for Units (the "Subscribers"), (ii) the due acceptance by or on behalf of the Managing Member of each Subscription Agreement and the due acceptance by the Managing Member of the admission of each of the Subscribers as members of the Company, (iii) the payment by each Subscriber of the full consideration due for the Units to which it subscribed, (iv) the due authorization, execution and delivery by all parties thereto, including the Subscribers as Members of the Company, of the Company's Limited Liability Company Agreement (the "Company Agreement"), (v) that the books and records of the Company set forth all information required by the Company Agreement and the Delaware Act, including all information with respect to all persons and entities to be admitted as Members and their contributions to the Company, (vi) that the Units are offered and sold as described in the Prospectus and the Company Agreement and (vi) that the Subscribers meet all of the applicable suitability standards set forth in the Prospectus and that the representations and warranties of the Subscribers in their respective Subscription Agreements are true and correct, the Units to be issued to the Subscribers will represent valid and legally issued limited liability company interests in the Company and will be fully paid and non-assessable limited liability company interests in the Company, as to which the Subscribers, as members of the Company, will have no liability in excess of their obligations to make contributions to the Company and their share of the Company's assets and undistributed profits (subject to the obligation of a Member to repay funds wrongfully distributed to such Member by the Company).

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SIDLEY AUSTIN BROWN & WOOD LLP                                          CHICAGO
Man Investments (USA) Corp.
June __, 2005
Page 2

            This opinion is limited to the Securities Act and the Delaware Act. We express no opinion as to the application of the securities or blue sky laws of the various states (including the State of Delaware) to the sale of the Units.

            We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                              Very truly yours,